News Announcement

CONTACT:
Richard Gaetz, President/CEO Sean Washchuk, VP Finance/CFO Vitran Corporation Inc. 416/596-7664	Robert Rinderman Steve Hecht Jaffoni & Collins Incorporated 212/835-8500 or VTNC@jcir.com

FOR IMMEDIATE RELEASE

VITRAN EXPANDS INTO WESTERN U.S. WITH PROPOSED
ACQUISITION OF SIERRA WEST EXPRESS

TORONTO, ONTARIO and SPARKS, NEVADA (December 19, 2005) – Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced that it has, subject to Vitran Board of Director approval, agreed in principle to acquire the assets of Sierra West Express, Inc. (www.sweinc.com), a Nevada-based, regional less-than-truckload (LTL) freight carrier with operations in the Western U.S., including terminals and coverage in California, Nevada and Arizona. In the latest twelve-month period, Sierra West Express had revenues of $16.0 million. Terms of the agreement were not disclosed, however, Vitran expects an accretive impact on 2006 earnings. Vitran expects this transaction, subject to Board and customary approvals, to close early in January 2006.

“The acquisition of Sierra West Express would be another critical component in Vitran’s strategy of establishing a unique, regional LTL freight transportation network that covers and serves the entire North American market,” stated Vitran President and Chief Executive Officer Rick Gaetz. “Sierra West marks Vitran’s initial move into the Western U.S., and our plan, similar to the Company’s purchase of Chris Truck Line earlier in 2005, is to both expand and enhance Sierra West’s regional operations and subsequently cross-market LTL and logistics services in the West to our existing customers and to also offer Sierra West’s customers the opportunity to move freight to the growing number of North American regions Vitran presently serves. We look forward to working with President Mike Nelson and the Sierra West team.”

About Sierra West Express, Inc.
With eight terminals in California, Nevada and Arizona, Sierra West Express serves the Western U.S. regional LTL market. The Company was established in 1991, and prides itself on its excellent customer service.

About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

Statements in the press release regarding management’s future expectation, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “intends,” “will,” “should,” “expects,” “projects,” and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other filing with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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